Exhibit 21


             List of Subsidiaries of Surge Components, Inc.


                                             State or Other Jurisdiction
     Name                                    of Incorporation or organization
    --------------                           --------------------------------

1.     Challenge/Surge, Inc.                    New York

2.     Superus Holdings, Inc. (inactive)        Delaware

3.     Surge Components, Limited                Hong Kong

4.     Surge Acquisition Corporation (inactive) Delaware